SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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BLONDER TONGUE LABORATORIES, INC.

Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLONDER TONGUE LABORATORIES, INC.
One Jake Brown Road
Old Bridge, New Jersey 08857

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2006

To Our Stockholders:

The 2006 Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (the “Company”) will be held at the Hilton East Brunswick, Three Tower Center, East Brunswick, New Jersey 08816, on May 24, 2006, beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect two Directors constituting Class II of the Board of Directors to serve until the 2009 Annual Meeting of Stockholders or until their successors have been elected and qualified;

2.	To ratify the appointment of Marcum & Kliegman LLP, certified public accountants, as the Company’s independent registered public accountants for the year ending December 31, 2006; and

3.
To transact such other business as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

A proxy, if properly executed and received in time for the voting, will be voted in the manner directed therein. If no direction is made, such proxy will be voted FOR all proposals therein.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for determining stockholders entitled to notice of the meeting and to vote at such meeting or any adjournments thereof, and only stockholders of record at the close of business on March 31, 2006, are entitled to notice of and to vote at such meeting or any adjournments thereof.

Your attention is directed to the attached Proxy Statement for further information regarding each proposal to be made.

You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

By Order of the Board of Directors

Robert J. Pallé, Jr., President, Chief Operating Officer and Secretary

April 25, 2006

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING YOUR PROXY.

BLONDER TONGUE LABORATORIES, INC.
One Jake Brown Road
Old Bridge, New Jersey 08857

PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 24, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), to be voted at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Hilton East Brunswick, Three Tower Center, East Brunswick, New Jersey 08816 on May 24, 2006, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised, by written notice to the Secretary of the Company or by delivering a later dated proxy. Attendance at the Annual Meeting will not, without delivery of the written notice described in the immediately preceding sentence, constitute revocation of a proxy. The mailing address of the principal executive offices of the Company is One Jake Brown Road, Old Bridge, New Jersey 08857. The Company’s telephone number is (732) 679-4000. This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about April 25, 2006, together with the Annual Report on Form 10-K for the year ended December 31, 2005.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2009 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to any other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees and FOR ratification of the appointment of Marcum & Kliegman LLP as independent registered public accountants for the fiscal year ending December 31, 2006. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Abstentions are deemed present for quorum purposes and entitled to vote and, therefore, will have the effect of a vote against any matter other than the election of Directors. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not provided voting instructions and the broker does not have discretionary authority to vote shares on the matter. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of Directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

Only owners of record of the common stock, $.001 par value per share, of the Company (“Common Stock”) at the close of business on March 31, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock of the Company so held. There is no cumulative voting. On the Record Date, there were 8,015,406 shares of Common Stock issued, outstanding and entitled to vote.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides that the Board shall consist of between five and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at nine directors, with each class comprised of three directors. The term of the current Class II Directors expires at the 2006 Annual Meeting, the term of the current Class III Directors expires at the 2007 Annual Meeting and the term of the current Class I Directors expires at the 2008 Annual Meeting. The successors to each class of Directors whose terms expire at an Annual Meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

The Directors whose terms will expire at the 2006 Annual Meeting of Stockholders are Robert J. Pallé, Jr., Gary P. Scharmett and James H. Williams. Mr. Williams has decided for personal reasons not to stand for reelection as a Class II Director. The Nominating Committee has recommended and the Board has determined, effective upon the expiration of Mr. Williams’ term at the 2006 Annual Meeting, to reduce the size of the Board to eight Directors and eliminate one position from the Class II Directors. Messrs. Pallé and Scharmett have been recommended for nomination by the Nominating Committee and nominated by the Board to stand for reelection as Directors at the 2006 Annual Meeting of Stockholders, to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified. Messrs. Pallé and Scharmett have consented to serve for the new terms, if elected.

Recommendation of the Board of Directors Concerning the Election of Directors

The Board of Directors of the Company recommends a vote FOR Robert J. Pallé, Jr. and Gary P. Scharmett as Class II Directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

DIRECTORS AND EXECUTIVE OFFICERS

Nominee and Continuing Directors

The following table sets forth the names and certain information about each of the nominees for election as a Director of the Company and the continuing Directors of the Company:

Name	Age	Director Since

Nominees for a three-year term expiring in 2009 (Class II Directors):

Robert J. Pallé, Jr.	60	1993
Gary P. Scharmett(1)	50	1997

Directors not standing for election this year whose terms expire in 2007 (Class III Directors):

Robert B. Mayer(2)(3)(4)	74	1995
James F. Williams(2)	48	1993
Stephen K. Necessary(5)(6)	49	2004
___________
(1)  Since February, 2004, a member of the Nominating Committee of the Board of Directors.
(2)  Since December, 1995, a member of the Audit Committee of the Board of Directors.
(3)  Since December, 1995, a member of the Compensation Committee of the Board of Directors.
(4)  Since April 2004, a member of the Nominating Committee of the Board of Directors.
(5)  Since May, 2005, a member of the Compensation Committee of the Board of Directors.
(6)  Since May, 2005, a member of the Nominating Committee of the Board of Directors.

Directors not standing for election this year whose terms expire in 2008 (Class I Directors):

John E. Dwight	70	1995
Robert E. Heaton (1)(2)	76	1998
James A. Luksch	75	1988

___________
(1)  Since May, 1998, a member of the Compensation Committee of the Board of Directors.
(2)  Since June, 2000, a member of the Audit Committee of the Board of Directors.

Set forth below is a brief summary of the recent business experience and background of each nominee, continuing Director and executive officer:

John E. Dwight has been a Director of the Company since December 14, 1995. He was a Senior Vice President of the Company from September, 1997 through December, 2000. Mr. Dwight currently serves as Assistant to the President of the Company. From 1992 until September, 1997, Mr. Dwight served as President of Film Microelectronics, Inc., a designer and manufacturer of microelectronic products.

Robert E. Heaton has been a Director of the Company since March, 1998. He also presently serves on the Board of Directors, Audit Committee, Finance Committee and Executive Committee of Wheeling-Pittsburgh Steel Corp., the Board of Directors, Audit Committee and Finance Committee of Bayou Steel Corp., the Board of Directors and Audit Committee of PTC Alliance Co., and the Board of Directors of Calstrip Steel Corp. From April, 1993 through April, 1995, Mr. Heaton served as Vice Chairman of the Stainless Steel Group of Lukens, Inc. From April, 1981, through April, 1993, Mr. Heaton was President and Chief Executive Officer of Washington Steel Corporation until it was acquired by Lukens, Inc. Mr. Heaton is a past Chairman of the Specialty Steel Industry of North America.

James A. Luksch has been the Chief Executive Officer and a Director of the Company since November, 1988. He became Chairman of the Board in November, 1994. He also served as President of the Company from November, 1988 until May, 2003.

Robert B. Mayer has been a Director of the Company since December 14, 1995. From 1966 to 1991, he served in various executive positions, including Director and Regional President of Norstar Bank, N.A. (formerly known as Liberty National Bank & Trust Co.), a member of Fleet Financial Group. Mr. Mayer has from time to time served as a part-time instructor at State University of New York at Buffalo and is currently a Director and officer of People, Inc.

Stephen K. Necessary has been a Director of the Company since December, 2004. Since January, 2005, he has been Vice President-Video Product Development for Cox Communications, Inc. From June, 2002 to December, 2004, he served as President of Concurrent Computer Corporation's Video On Demand Division. From January, 2000 to June, 2002, Mr. Necessary served as the President, Chief Executive Officer and a Director of PowerTV, Inc, a software subsidiary of Scientific-Atlanta. From June, 1982 to February, 1991 and from October, 1995 to December, 1999, he held a number of positions with Scientific-Atlanta, including Vice President and General Manager of analog video systems and his final position of Corporate Vice President and Vice President of Marketing. From February, 1991 to October, 1995, he was employed by ANTEC Corporation, where his final position was President of the products group.

Robert J. Pallé, Jr. has been the President of the Company since May, 2003 and the Chief Operating Officer and Secretary of the Company since April, 1989. He became a Director of the Company in September, 1993. He also served as Executive Vice President from April, 1989 until May, 2003 and as Interim Treasurer from March through April, 2001.

Gary P. Scharmett has been a Director of the Company since December, 1997. Since January, 1989, Mr. Scharmett has been a partner in the law firm of Stradley, Ronon, Stevens & Young, LLP, the Company’s outside counsel, and served on the Board of Directors of that firm from January 2001 until December 2003.

James F. Williams has been a Director of the Company since September, 1993. He has also served as the President and a Director of Ontario Consolidated Leasing, Inc., a heavy equipment leasing company, since March, 1997. Since April, 1996, Mr. Williams has also been the Chairman of the Board and Chief Executive Officer of Integrated Waste Services, Inc. Mr. Williams is the nephew of James H. Williams.

James H. Williams has been a Director of the Company since November, 1988, and served as Chairman of the Board of the Company from November, 1988 until November, 1994. Mr. Williams’ term as a Class II Director will expire at the 2006 Annual Meeting and Mr. Williams has, for personal reasons, determined not to stand for reelection as a Class II Director. Mr. Williams presently serves as a consultant to the Company under a written agreement and will continue to provide consulting services to the Company pursuant to such agreement.

Other Executive Officers

Eric S. Skolnik, 41, has served as Senior Vice President of the Company since May, 2003 and as Chief Financial Officer, Treasurer and Assistant Secretary of the Company since May, 2001. He served as Interim Chief Financial Officer of the Company from January, 2001 through April, 2001. He was Corporate Controller of the Company from May, 2000 through January, 2001. From 1994 until May, 2000, Mr. Skolnik worked as a certified public accountant with BDO Seidman, LLP, the Company’s former registered public accountants.

Norman A. Westcott, 65, has served as Senior Vice President - Operational Services of the Company since October, 1999 and was a Vice President of the Company from July, 1994 until October, 1999. Mr. Westcott is responsible for material purchasing and production.

Allen Horvath, 54, has served as Vice President - Manufacturing of the Company since May, 2003. Mr. Horvath is responsible for the Company’s manufacturing activities. Mr. Horvath served as the Manufacturing Manager for the Company from 1998 until May 2003. Since 1976 Mr. Horvath has served the Company in several management positions in the areas of Production Testing, Engineering, Quality Control and Manufacturing.

Kant Mistry, 65, has served as Vice President - Engineering of the Company since May, 2003 and as Chief Technical Officer of the Company since July, 2000. From October, 1990 to July, 2000, Mr. Mistry served as the Chief Engineer of the Company.

Emily M. Nikoo, 40, has served as Vice President - Marketing and Technical Services of the Company since February, 2004. She was hired by the Company in March, 1995 as a product manager and has held several supervisory and management positions with the Company. From 1994 until March, 1995, Ms. Nikoo was the Vice President of Electronic Systems Advanced Technology, and from 1987 to 1994 she worked as an electrical engineering and project manager for Lockheed Martin Corporation in its space systems business segment. Ms. Nikoo is the daughter of James A. Luksch.

Peter F. Daly, Jr., 49, has served as Vice President - Sales of the Company since April, 2004. Mr. Daly is responsible for sales and customer service. Mr. Daly was a co-founder of Lamont Digital Systems, Inc. where he served as Senior Vice President and Chief Technology Officer from November, 2000 to November, 2003, during which time he oversaw the design, engineering and operation of complex fiber-to-the-home video, voice and data systems. From January, 1992 to November, 2000, Mr. Daly served as Vice President and Chief Operating Officer of Campus TeleVideo, a division of Lamont Digital Systems, Inc.

Director Independence

The Board of Directors has considered the independence of the Company’s directors pursuant to Section 121A of the Rules of the American Stock Exchange. Based on this consideration, the Board has determined that Robert B. Mayer, James F. Williams, Robert E. Heaton, Stephen K. Necessary and Gary P. Scharmett are independent pursuant to Section 121A.

Meetings of the Board of Directors; Committees

During the year ended December 31, 2005, there were eleven meetings of the Company’s Board of Directors and each Director, other than James H. Williams, attended (either in person or via teleconference) at least 75% of the meetings held. Mr. Williams attended eight of the eleven meetings, representing 73% attendance at such meetings. The Board of Directors has three standing committees: the Compensation Committee, the Nominating Committee and the Audit Committee.

Compensation Committee. The Compensation Committee is currently comprised of Robert E. Heaton, Robert B. Mayer and Stephen K. Necessary, all of whom are non-employee Directors. Mr. Necessary was elected to the Compensation Committee in May 2005 to replace James F. Williams. The Compensation Committee is responsible to determine compensation for the Company’s executive officers and to administer the Company’s stock incentive plans, except for the Amended and Restated 1996 Director Option Plan and the 2005 Director Equity Incentive Plan. This committee held five meetings during 2005, all of which were attended (either in person or via teleconference) by each committee member who was serving as a committee member at the time of the meeting.

Nominating Committee. The Nominating Committee is currently comprised of Robert B. Mayer, Stephen K. Necessary and Gary P. Scharmett. Mr. Necessary was elected to the Nominating Committee in May 2005. The members of the Nominating Committee are independent, as independence for nominating committee members is defined in the American Stock Exchange listing standards. The Nominating Committee is responsible for, among other things, considering and making recommendations to the Board of Directors concerning the appropriate size of the Board and nominees to stand for election or fill vacancies on the Board. In particular, the Nominating Committee will identify, recruit, consider and recommend candidates to fill positions on the Board in accordance with its criteria for Board membership (as such criteria is generally described below). In searching for qualified director candidates to nominate for election at an annual meeting of stockholders, the Nominating Committee will initially consider nominating the current Directors whose terms are expiring and shall consider their past performance on the Board, along with the criteria for Board membership, in determining whether to nominate them for re-election. In connection with nominations for elections at annual meetings or to fill vacancies in the Board, the Nominating Committee may solicit the current members of the Board to identify qualified candidates through their business and other organizational networks and may also retain director search firms as it determines necessary in its own discretion. The Nominating Committee would then consider the potential pool of Director candidates derived from the foregoing process, select the top candidates to fill the number of openings based on their qualifications, the Board’s needs (including the need for independent directors) and the criteria for Board membership. The Nominating Committee will then conduct a thorough investigation of the proposed candidates’ backgrounds to ensure there is no past history that would disqualify such candidates from serving as Directors of the Company. Those candidates that are selected and pass the background investigation will be recommended to the full Board for nomination.

The criteria for a nominee to the Board includes, among other things:

•	The highest personal and professional ethics, strength of character, integrity and values;

•
Experience as a senior manager, chief operating officer or chief executive officer of a relatively complex organization or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise shall have obtained and excelled in a position of leadership;

•
Education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis on matters which relate to the current and long-term objectives of the Company;

•
Competence and willingness to learn the Company’s business, and the breadth of viewpoint and experience necessary for an understanding of the diverse and sometimes conflicting interests of stockholders and other constituencies;

•
The nominee should be of such an age at the time of election to assure a minimum of three years of service as a director, and should be free and willing to attend regularly scheduled meetings of the Board of Directors and its committees over a sustained period and otherwise be able to contribute a reasonable amount of time to the affairs of the Company and its affiliates;

•	The stature and capability to represent the Company before the public, stockholders, and other various individuals and groups that affect the Company; and

•	Willingness to appraise objectively the performance of management in the interest of the stockholders and question management’s assumptions when inquiry is appropriate.

While the Nominating Committee does not have a formal charter, the Board adopted guidelines addressing the purpose and responsibilities of the Nominating Committee in connection with its formation, which guidelines include procedures for recruiting, considering and recommending nominees to the Board and criteria for Board membership. Although the Nominating Committee will not consider any director candidates recommended by stockholders, the Board believes this is appropriate as the Company’s certificate of incorporation and bylaws permit stockholders to directly nominate persons for election as Directors by following the procedures set forth therein. This committee held four meetings during 2005, all of which were attended (either in person or via teleconference) by each committee member who was serving as a committee member at the time of the meeting.

Audit Committee. The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended. The Audit Committee is currently comprised of James F. Williams, Robert B. Mayer and Robert E. Heaton, all of whom are non-employee Directors. The Audit Committee is responsible to, among other things, oversee the accounting and financial reporting process and audits of the financial statements, select, retain or terminate the engagement of independent auditors, review the plans and results of the audit engagement with the independent auditors, discuss with the independent auditors all accounting policies and practices to be used and alternative treatments of financial information discussed with management, oversee the work of the independent auditors, evaluate and pre-approve audit and non-audit services provided by the independent auditors, review the independence of the independent auditors, assure the regular rotation of the audit partners, consider the range of audit and non-audit fees and set the compensation of the independent auditors, review and discuss types of financial and earnings information released to any party, review with the appropriate parties the certifications required for the quarterly reports on Form 10-Q and annual reports on Form 10-K, and review the adequacy of the Company’s internal accounting controls. This committee held nine meetings during 2005, all of which were attended (either in person or via teleconference) by each committee member.

The members of the Audit Committee are independent, as “independence” for audit committee members is defined in the American Stock Exchange listing standards. The Company’s Board of Directors has determined that a member of the Audit Committee, James F. Williams, qualifies as an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. He is also “independent,” as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Board of Directors adopted a written charter for the Audit Committee in June, 2000, which was amended by the Board of Directors in March, 2003 and March, 2004. The Audit Committee reviews and reassesses the charter for adequacy on an annual basis, most recently in March, 2006.

Board Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors, or any individual member(s) of the Board of Directors, can send a written communication to the attention of the Board of Directors (or specific individual director(s), if applicable) at the following address: c/o Corporate Secretary, One Jake Brown Road, Old Bridge, New Jersey 08857. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate

Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

While the Company does not have a formal written policy regarding Board member attendance at its Annual Meeting, the Company actively encourages its directors to attend the Annual Meeting of Stockholders. All directors attended the Company’s 2005 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management;

•
discussed with the Company’s independent registered public accountants the matters required to be discussed by Statement on Accounting Standards No. 61, as the same was in effect on the date of the Company’s financial statements;

•
received the written disclosures and the letter from the Company’s independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company’s financial statements; and

•	discussed with the Company’s independent registered public accountants their independence from the Company and its management.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accountants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has relied, without independent verification, on the information provided to it and on the representations of management and the independent registered public accountants that the financial statements have been prepared in conformity with generally accepted accounting principles.

Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

                                The Audit Committee
                                James F. Williams, Chairman
                                Robert B. Mayer
                                Robert E. Heaton

Directors’ Compensation

Each non-employee Director of the Company (other than James H. Williams) is paid a retainer at the annual rate of $15,000, payable quarterly, a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic) and a fee of $600 for each committee meeting attended in person ($300 if attendance was telephonic or if attending on the same date as a Board meeting). Each Director is also reimbursed for certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings. During calendar year 2005, Messrs. Luksch, Pallé and Dwight did not receive any separate compensation for serving on the Board of Directors or any committees thereof.

Effective January 1, 2000, the Company enacted a policy requiring each of the Company’s Directors to maintain an investment in the Company’s Common Stock during his or her entire tenure as a Director equal to at least $25,000, calculated by taking the greater of (i) the amount paid for such stock by the Director and (ii) the highest fair market value of such stock. Non-employee directors of the Company are encouraged to purchase Company Common Stock equal to or exceeding one year’s annual retainer during any three-year period until they meet this requirement.

In May, 1998, the stockholders of the Company approved the adoption of the Company’s Amended and Restated 1996 Director Option Plan, as further amended by approval of the stockholders in May, 2003 (the “1996 Plan”). The 1996 Plan expired on January 2, 2006. The 1996 Plan is administered by the Board of Directors. Under the 1996 Plan, Directors who were not employed by the Company or any subsidiary of the Company and were not so employed within the six months prior to the date of grant were eligible to receive options from time to time to purchase a number of shares of Common Stock as determined by the Board; provided, however, that no Director could be granted options to purchase more than 5,000 shares of Common Stock in any one calendar year. The exercise price for such shares was the fair market value thereof on the date of grant, and the options vest as determined in each case by the Board of Directors. Options granted under the 1996 Plan are generally exercisable over the term of the option, as determined by the Board; however, no option granted under the 1996 Plan had a term of greater than ten years from the date of grant. A maximum of 200,000 shares were available to be awarded under the 1996 Plan of which 153,000 shares are currently subject to outstanding awards.

On February 2, 2005, each of the Company’s non-employee Directors, other than James H. Williams, was granted an option under the 1996 Plan to purchase 5,000 shares of Common Stock at an exercise price equal to $3.85 per share. These options vested on May 31, 2005 and expire on February 1, 2015.

In May 2005, the stockholders of the Company approved the adoption of the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan (the “Director Plan”). The Director Plan is administered by the Board of Directors. Under the Director Plan, Directors who are not currently employed by the Company or any subsidiary of the Company and who have not been so employed within the past six months are eligible to receive equity-based awards from time to time as determined by the Board. A maximum of 200,000 shares may be awarded under the Director Plan, and any shares subject to an award which is terminated, canceled, expired or forfeited for any reason will again be available for the grant of an award. Under the Director Plan, eligible Directors may be awarded stock options to purchase a number of shares of Common Stock (“Stock Options”), stock appreciation rights to receive the excess, if any, of the fair market value of a specified number of shares of Common Stock at the time of exercise over the grant price (“SARS”) or stock awards at no cost to the Director (“Stock Awards”) which may be either restricted stock or unrestricted stock. Each grant of a Stock Option, SAR or Stock Award shall be subject to a written Award Agreement which shall specify the terms and conditions of the grant as determined by the Board of Directors, provided, however, that the exercise price for any Stock Option or SAR granted shall not be less than the fair market value of the underlying Common Stock on the date of grant. The Director Plan expires on February 1, 2015.

On March 28, 2006, each of the Company’s non-employee Directors, other than James H. Williams, was granted an option under the Director Plan to purchase 10,000 shares of Common Stock at an exercise price equal to the greater of (i) $1.905 per share (the fair market value of the Company’s Common Stock on March 28, 2006) and (ii) the fair market value of the Company’s Common Stock on the second trading day following the date of public disclosure of the Company’s financial results for the first quarter ending March 31, 2006. These options vest on March 28, 2007 and expire on March 27, 2016.

The Company is party to a consulting and non-competition agreement with James H. Williams for the purpose of obtaining advice and counseling from Mr. Williams concerning strategic planning and financial and business matters. Under this agreement, as amended, Mr. Williams is obligated to make himself available to the Company for up to 25 hours per month, in addition to time spent attending to his duties as a member of the Board of Directors of the Company. Mr. Williams is paid at the rate of $168,525 per year for his services under this agreement, subject to adjustment on a basis consistent with adjustments to compensation for the Company’s senior management. The agreement provides a cap of $200,000 on payments to be made thereunder during any calendar year. The initial term of this agreement expired on December 31, 2004 and automatically renews thereafter for successive one year terms (subject to termination at the end of any renewal term on at least 90 days’ notice).

The agreement was automatically renewed for a one-year term, expiring December 31, 2006. Payments to Mr. Williams under this consulting agreement are in lieu of any other payments in connection with his services as a Director or committee member, other than the reimbursement of certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission (the “Commission”) and the American Stock Exchange, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders (collectively, “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of the Reporting Persons that no other reports were required with respect to fiscal year 2005, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with on a timely basis in fiscal year 2005.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 15, 2006 by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s Directors, including nominee Directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and Directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class Beneficially Owned
James A. Luksch	1,224,200	(3)	15.27%
Robert J. Pallé, Jr.	1,203,323	(4)	15.01%
Norman A. Westcott	109,806	(5)	1.35%
Kant Mistry	81,903	(6)	1.01%
Peter F. Daly	18,334	(7)	*
John E. Dwight	109,849	(8)	1.36%
James H. Williams	1,525,654	(9)	19.03%
James F. Williams	104,173	(9)	1.28%
Gary P. Scharmett	55,600	(10)	*
Robert B. Mayer	40,000	(11)	*
Robert E. Heaton	42,500	(12)	*
Stephen K. Necessary	5,000	(13)	*
All Directors and executive officers as a group (15 persons)	4,702,107		54.11%
Blonder Tongue Telephone, LLC(14) Resource Investment Group, LLC Blonder Tongue Laboratories, Inc. H. Tyler Bell Douglas Bell	500,000	(15)	6.24%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	459,500	(16)	5.73%
Al Frank Asset Management, Inc. 32392 Coast Highway, Suite 260 Laguna Beach, California 92651	450,946	(17)	5.63%

_______________
*  Less than 1%
(1)
Beneficial ownership as of March 15, 2006 for each person includes shares subject to options held by such person (but not held by any other person) which are exercisable within 60 days after such date. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities, which voting or investment power may be further described in the footnotes below. This table contains information furnished to the Company by the respective stockholders or contained in filings made with the Commission.

(2)	Unless otherwise indicated, the address for each beneficial owner is c/o Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857.
(3)
Includes 10,928 shares of Common Stock owned of record by two trusts of which Mr. Luksch is the trustee, 9 shares of Common Stock owned of record by an estate of which Mr. Luksch is the executor and 40,294 shares of Common Stock held of record by Mr. Luksch’s spouse, as to which Mr. Luksch expressly disclaims beneficial ownership.

(4)	Includes 200,000 shares of Common Stock owned of record by a limited liability company of which Mr. Pallé and his wife are the sole members.
(5)	Includes 98,000 shares of Common Stock underlying options granted by the Company.
(6)
Includes 2,000 shares of Common Stock held jointly by Mr. Mistry and his spouse, 952 shares of Common Stock held jointly by Mr. Mistry’s spouse and child, 951 shares of Common Stock held jointly by Mr. Mistry’s spouse and child, and 78,000 shares of Common Stock underlying options granted by the Company.

(7)	Includes 18,334 shares of Common Stock underlying options granted by the Company.
(8)	Includes 83,849 shares of Common Stock underlying options granted by the Company.
(9)
James H. Williams has granted to James F. Williams the option to purchase 52,173 shares of Company Common Stock which he owns. These shares are included in the beneficial ownership of both Directors. Beneficial ownership for James F. Williams also includes 37,000 shares of Common Stock underlying options granted by the Company.

(10)	Includes 47,000 shares of Common Stock underlying options granted by the Company.
(11)
Includes 37,000 shares of Common Stock underlying options granted by the Company, 500 shares of Common Stock held of record by Mr. Mayer’s adult son, as to which Mr. Mayer expressly disclaims beneficial ownership, and 200 shares of Common Stock held of record by Mr. Mayer’s spouse.

(12)	Includes 37,000 shares of Common Stock underlying options granted by the Company.
(13)	Includes 5,000 shares of Common Stock underlying options granted by the Company.
(14)
The address for the Company is set forth in footnote 2 above, and the address for Blonder Tongue Telephone, LLC, Resource Investment Group, LLC, H. Tyler Bell and Douglas Bell is c/o Williamstown Pavilion & Business Park, 1809 North Black Horse Pike, Suite B3, Williamstown, New Jersey 08094.

(15)
The Company issued 500,000 shares of Common Stock to Blonder Tongue Telephone, LLC (“BTT”) in connection with forming its telephony venture. While economic ownership of BTT is split 50% each by the Company and Resource Investment Group, LLC (“RIG”), any investment decision with regard to these 500,000 shares of Common Stock must be made unanimously by the Company and RIG. H. Tyler Bell shares voting power over such shares with the members of BTT in his capacity as the General Manager of BTT. RIG is wholly-owned by Douglas Bell, who is also the Manager of RIG. As such, Douglas Bell may also be deemed to be an indirect beneficial owner of the 500,000 shares of Common Stock. Of the 500,000 shares, one-half (250,000 shares) have been pledged to the Company as collateral to secure BTT’s obligation to repay the $1,167,000 cash component of the purchase price to the Company. See “Certain Relationships and Related Transactions” beginning on page 15 for more details.

(16)
Based on a Schedule 13G/A filed by FMR Corp. (“FMR”) with the Commission on February 14, 2006. The Schedule 13G/A discloses that the 459,500 shares of Common Stock are held directly by Fidelity Low Priced Stock Fund, that each of FMR and Edward C. Johnson, 3rd, Chairman of FMR, have the sole power to dispose of the 459,500 shares of Common Stock, and that sole power to vote or direct the voting of the 459,500 shares of Common Stock is held by the Fidelity Funds’ Board of Trustees.

(17)
Based on a Schedule 13G filed by Al Frank Asset Management, Inc. (“AFAM”) with the Commission on February 14, 2006. The Schedule 13G discloses that AFAM has the sole power to vote 351,685 shares of Common Stock, and the sole power to dispose of 450,946 shares of Common Stock.

EXECUTIVE COMPENSATION

Summary

The following table sets forth certain summary information concerning compensation paid or accrued for services rendered to the Company in all capacities for the year ended December 31, 2005 and the two prior fiscal years with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers during 2005 and whose salary plus bonus during 2005 exceeded $100,000.

Summary Compensation Table
	Annual Compensation			LongTerm Compensation
Name and Principal Position	Year	Salary ($)	Bonus($)	Securities Underlying Options(#)	All Other Compensation($)(1)
James A. Luksch	2005	383,250	---	---	20,672	(2)
Chairman of the Board and Chief Executive Officer	2004	354,139	---	---	22,551	(2)
	2003	345,697	---	---	20,261	(2)

Robert J. Pallé, Jr.	2005	300,000	---	---	16,724
President, Chief Operating Officer and Secretary	2004	298,490	---	---	16,301
	2003	266,950	---	---	16,714

Norman A. Westcott	2005	146,000	---	15,000	7,844
Senior Vice President - Operational Services	2004	143,057	---	---	6,113
	2003	137,961	---	---	5,829

Kant Mistry	2005	157,000	---	15,000	5,343
Vice President - Engineering and Chief Technical Officer	2004	147,885	---	---	5,041
	2003	139,000	---	---	4,737

Peter F. Daly.	2005	175,000	---	5,000	714
Vice President - Sales	2004	119,808	52,900	20,000	490
	2003	---	---	---	---

__________________

(1)
Represents reimbursement of life insurance premiums, matching contributions paid by the Company under its 401(k) plan and costs of preparation of individual tax returns. Amounts paid in 2005 for life insurance were $1,563, $1,224, $596, $641 and $714; matching contributions under the Company’s 401(k) plan were $7,000, $7,000, $4,468, $4,702 and $0; and amounts paid for preparation of tax returns were $3,275, $8,500, $2,780, $0 and $0 for Messrs. Luksch, Pallé, Westcott, Mistry and Daly, respectively. Amounts paid in 2004 for life insurance were $1,489, $1,163, $571, $604 and $490; matching contributions under the Company’s 401(k) plan were $6,500, $6,500, $4,292, $4,437 and $0; and amounts paid for preparation of tax returns were $4,718, $8,638, $1,250, $0 and $0 for Messrs. Luksch, Pallé, Westcott, Mistry and Daly, respectively. Amounts paid in 2003 for life insurance were $1,412, $1,089, $563, $567 and $0; matching contributions under the Company’s 401(k) plan were $6,000, $6,000, $4,016, $4,170 and $0; and amounts paid for preparation of tax returns were $3,225, $9,625, $1,250, $0 and $0 for Messrs. Luksch, Pallé, Westcott, Mistry and Daly, respectively.

(2)
Includes the value of below-market interest rate benefit of $8,834, $9,844 and $9,624 for 2005, 2004 and 2003, respectively, received by Mr. Luksch in connection with his indebtedness to the Company as described on page 15 below under the section titled “Certain Relationships and Related Transactions.” The amount represents the difference between the interest paid by Mr. Luksch and the interest that would be due on the outstanding principal at the applicable long-term federal interest rate on January 1, 2005, 2004 and 2003, respectively.

Stock Options

The following table provides information with respect to the named executive officers concerning options granted to them during fiscal year 2005.

Option Grants in 2005

	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)	2005(%)	($/Sh.)	Date	5%($)	10%($)
Norman A. Westcott	15,000(1)	9.4%	$3.84	03/28/2015	2,850	5,700
Kant Mistry	15,000(1)	9.4%	$3.84	03/28/2015	2,850	5,700
Peter F. Daly	5,000(1)	3.1%	$3.84	03/28/2015	950	1,900

_______________
(1) The options granted vested on May 31, 2005.

Option Exercises and Holdings

The following table provides information with respect to the named executive officers concerning the exercise of options during fiscal year 2005 and unexercised options held as of December 31, 2005.

Aggregated Option Exercises in 2005 and Option Values as of December 31, 2005
	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised In-the- Money Options at December 31, 2005($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Luksch	---	---	---	---	---	---
Robert J. Pallé, Jr.	---	---	---	---	---	---
Norman A. Westcott	---	---	98,000	---	---	---
Kant Mistry	---	---	78,000	---	---	---
Peter F. Daly	---	---	11,667	13,333	---	---

(1) These columns represent the difference between the closing market price of the Company’s Common Stock on December 31, 2005 and the option exercise price.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Robert E. Heaton, Robert B. Mayer and Stephen K. Necessary. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2005. None of the executive officers of the Company has served on the board of directors, the compensation committee or any other board committee performing equivalent functions of any other entity, any of whose officers served either on the Board of Directors or the Compensation Committee of the Company.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION POLICIES
General

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The objective of the Company in setting executive compensation has been to attract, retain and motivate qualified executives to manage the Company’s business and affairs so as to foster sales and earnings growth, achieve significant current profits and maximize stockholder value. Executive compensation in the aggregate is made up principally of annual base salary, bonus, awards of stock options under the Company’s

1995 Long Term Incentive Plan and grants of equity-based and other performance-based awards under the Blonder Tongue Laboratories, Inc. 2005 Employee Equity Incentive Plan.

Generally, annual salary adjustments and bonuses for executive officers other than Messrs. Luksch and Pallé have been recommended by Mr. Luksch and ultimately determined by the Compensation Committee. The annual salary adjustments and bonuses for Messrs. Luksch and Pallé are determined by the Compensation Committee, subject to Board approval. An annual performance evaluation of each executive officer is conducted, upon which a salary adjustment is determined. The performance evaluation focuses on the executive’s performance during the past year of the responsibilities of his position, the executive’s improvement in areas where any deficiencies may have been noted in the past, and the executive’s achievement of any specific goals and objectives which may have been established for such executive, including achievement of budget objectives. The Company’s overall profit for the fiscal year and the executive’s individual contribution to that profit are also considered. As is typical for most corporations, the assessment of individual performance contributions is in most cases subjective and not conditioned upon the achievement of any specific, pre-determined performance targets.

In February, 1997, the Compensation Committee implemented the Executive Officer Bonus Plan (“Executive Bonus Plan”). The Compensation Committee believes that a combination of base salary, cash bonus awards under the Executive Bonus Plan and the award of stock options, restricted stock awards and other performance based awards will support the short-term and long-term strategic objectives of the Company and will reward individual performance and the value created for stockholders. Cash bonus awards under the Executive Bonus Plan are paid to officers during a particular fiscal year based upon and relating to the financial performance of the Company during the prior fiscal year. During the first quarter of each fiscal year of the Company, the Compensation Committee designates which of the Company’s executive officers are to participate in the Executive Bonus Plan for that year. The Compensation Committee then establishes one or more objective performance goals for each participant, together with a maximum dollar bonus opportunity for the participant and a formula to determine bonus payments based on the achievement of the goal(s). In no event may the bonus for any participant exceed 100% of such participant’s base salary.

The performance goals are expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. Performance goals need not be uniform among participants.

After the Company’s financial results for a fiscal year have been determined, the Compensation Committee certifies the level of performance goal attainment and the potential bonus payment for each participant. The Compensation Committee has full authority to reduce the amount that would otherwise be payable to any participant for a fiscal year. For 2005, no bonuses were awarded under the Executive Bonus Plan.

In addition, from time to time the Company may establish a discretionary bonus arrangement with one or more of its executive officers, with the receipt of any such bonus conditioned upon the attainment of certain performance goals. Currently there is a bonus arrangement with Peter F. Daly. Mr. Daly is eligible to receive a bonus under this arrangement based upon the Company achieving certain sales-based measures. In 2005 Mr. Daly received a bonus based upon the attainment of such sales-based measures during 2004. No bonus will be paid to Mr. Daly in 2006 in respect of the Company’s performance in 2005.

Compensation of the Chief Executive Officer

Mr. Luksch has been Chief Executive Officer of the Company since it commenced operations in 1988 and served as President of the Company from such date until May, 2003. His compensation includes the same elements and performance measures as the compensation of the Company’s other executive officers.

Mr. Luksch’s annual salary, which had been $365,000 since January 2003, was increased to $383,250 effective January 1, 2005. The determination of this salary level was based on Mr. Luksch's leadership and efforts over the prior two years (2003 and 2004) and his vision in seeking additional sources of revenue in a down market. The amount of the salary was determined following an analysis of the range of compensation paid to chief executive officers of similar-sized manufacturing companies located in the Northeastern United States. Mr. Luksch's compensation, as adjusted, fell within the middle of the range. Mr. Luksch received no bonus and no stock options during fiscal year 2005. The Committee believes that Mr. Luksch’s overall compensation is fair and reasonable. This assessment is a subjective determination and is not quantitatively related to the Company’s performance.

On March 28, 2006, Mr. Luksch was granted an option under the 2005 Employee Equity Incentive Plan to purchase 45,000 shares of Common Stock at an exercise price equal to the greater of (i) $1.905 per share (the fair market value of the Company’s Common Stock on March 28, 2006) and (ii) the fair market value of the Company’s Common Stock on the second trading day following the date of public disclosure of the Company’s financial results for the first quarter ending March 31, 2006. This option vests in three equal installments on March 28, 2007, 2008 and 2009 and will expire on March 27, 2016.

                                    The Compensation Committee
                                    Robert B. Mayer, Chairman
                                    Robert E. Heaton
                                    Stephen K. Necessary

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total return during the period from December 31, 2000 to December 31, 2005, for the Company’s Common Stock, the AMEX Stock Exchange Composite Index (formerly the AMEX Market Value Index) and the Dow Jones Electrical Components & Equipment Industry Group Index. This graph assumes the investment of $100 in the Company’s Common Stock, the stock in the companies presented in the AMEX Stock Exchange Composite Index and the stock in the companies comprising the Dow Jones Electrical Components & Equipment Industry Group Index on January 1, 2000 and the reinvestment of all dividends.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
BDR	100.00	118.08	51.2	102.72	137.92	62.4
AMEX	100.00	94.41	91.83	197.56	159.56	195.95
DJEI	100.00	70.33	41.69	68.09	62.74	63.80

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Chief Executive Officer’s daughter, Emily Nikoo, is the Vice President - Marketing and Technical Services of the Company. The annual salary for Ms. Nikoo in 2005 was $137,000. Nezam Nikoo, Ms. Nikoo’s husband and the Chief Executive Officer’s son-in-law, is Chief Digital Engineer of the Company. The annual salary for Mr. Nikoo in 2005 was $134,550.

One of the Company’s Directors, Gary P. Scharmett, is a partner at the law firm of Stradley, Ronon, Stevens & Young, LLP, which serves as the Company’s outside counsel.

As of March 31, 2006, James A. Luksch, Chief Executive Officer and a Director of the Company, was indebted to the Company in the amount of $176,089, for which no interest has been charged. This indebtedness arose from a series of cash advances to Mr. Luksch, the latest of which was advanced in February, 2002. The largest aggregate amount of indebtedness during the 2005 fiscal year was $200,872. This debt is presently being repaid at the rate of $1,000 per month.

Robert J. Pallé, Jr., President and a Director of the Company, lent the Company 100% of the purchase price of certain used equipment purchased by the Company in October through November of 2003. The equipment was purchased at a substantial discount to market price and the Company has sold the equipment. The Company repaid this loan in full in July, 2004. Mr. Pallé made the loan to the Company on a non-recourse basis, secured solely by a security interest in the equipment purchased by the Company and the proceeds resulting from the sale of the equipment. In consideration for the extension of credit on a non-recourse basis, Mr. Pallé received from the Company interest on the outstanding balance at the margin interest rate he incurred for borrowing the funds from his lenders plus 25% of the gross profit derived from the Company’s resale of such equipment. In April, 2004, Mr. Pallé acquired $75,000 of used equipment inventory, which was subsequently sold by him to the Company on a consignment basis. Payment by the Company for the goods become due upon the sale thereof by the Company and collection of the accounts receivable generated by such sales. In connection with the transaction, the Company agreed to pay Mr. Pallé cost plus 25% of the gross profit derived from the sale of such inventory. During 2005 Mr. Pallé was paid $10,000, representing the final amount of Mr. Pallé’s share of gross profit derived from both the resale of equipment purchased under the loan from Mr. Pallé and the resale of the consigned goods. As of December 31, 2005, all amounts due to Mr. Pallé from these transactions were paid.

In March, 2003, the Company entered into a series of agreements, pursuant to which the Company acquired a 20% minority interest in NetLinc Communications, LLC (“NetLinc”) and a 35% minority interest in Blonder Tongue Telephone, LLC (“BTT”). During September, 2003, the parties restructured the terms of their business arrangement which included increasing the Company’s economic ownership in NetLinc from 20% to 50% and in BTT from 35% to 50%, all at no additional cost to the Company. The cash portion of the purchase price in the venture was decreased from $3,500,000 to $1,167,000, and was paid in full by the Company to BTT in October, 2003. As the non-cash component of the purchase price, the Company issued 500,000 shares of Common Stock to BTT, resulting in BTT becoming the owner of greater than 5% of the outstanding Common Stock of the Company. One-half of such Common Stock (250,000 shares) has been pledged to the Company as collateral to secure BTT’s obligation to repay the $1,167,000 cash component of the purchase price to the Company. Under the restructured arrangement, the Company pays certain future royalties to NetLinc and BTT upon the sale of telephony products. During 2005, the total accrued royalties to NetLinc and BTT were $1,152 and $29,333, respectively, which will be paid to them by the Company in 2006. In addition, the Company paid certain expenses of BTT totaling approximately $68,664 and $98,334 in 2004 and 2003, respectively. Through this telephony venture, BTT offers primary voice service to MDUs and the Company offers for sale a line of telephony equipment to complement the voice service.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Marcum & Kliegman LLP to serve as independent registered public accountants of the Company for the fiscal year ending December 31, 2006. Marcum & Kliegman LLP has been the Company’s independent registered public accountants since being engaged by the Company effective October 24, 2005 to review the Company’s quarterly results for the third quarter ended September 30, 2005 and to audit its financial statements as of and for the year ended December 31, 2005. The engagement of Marcum & Kliegman LLP was unanimously approved by the Audit Committee of the Company on October 13, 2005 and the firm is considered by management of the Company to be well qualified. Prior thereto, the Company’s independent registered public accountant was BDO Seidman, LLP. The Company has been advised by Marcum & Kliegman LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries, in any capacity. One or more representatives of Marcum & Kliegman LLP is expected to be present at this year’s Annual Meeting of Stockholders with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm’s examination of the Company’s financial statements and records for the fiscal year ended December 31, 2005.

On August 26, 2005, the Company received a letter from BDO Seidman, LLP advising the Company that it was resigning as the Company’s independent registered public accounting firm. This resignation became effective on October 24, 2005 upon the engagement of Marcum & Kliegman LLP. The audit reports issued by BDO Seidman, LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2004 and 2003 and the subsequent interim period from January 1, 2005 through October 24, 2005, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements

During the Company’s fiscal years ended December 31, 2004 and 2003 and the subsequent interim period from January 1, 2005 through October 24, 2005, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except those material weaknesses in the Company’s internal controls described in (i) Item 9A of the Company’s Form 10-K for the fiscal year ended December 31, 2004 related to certain accounting procedures, and (ii) Item 9A of the Company’s Form 10-K/A for the fiscal year ended December 31, 2003 related to reconciliation and review of accounts payable and review of slow moving inventories. The Audit Committee discussed the subject matter of these reportable events with BDO Seidman, LLP and the Company has authorized BDO Seidman, LLP to respond fully to the inquiries of the successor independent registered public accounting firm regarding the subject matter of each such reportable event.

During the Company’s fiscal years ended December 31, 2004 and 2003, and for the interim period through June 30, 2005, neither the Company nor any person acting on its behalf has consulted with Marcum & Kliegman, LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Marcum & Kliegman LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the instructions to Item 304) or that constituted a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K) with respect to the Company’s financial statements.

Although the submission of the appointment of Marcum & Kliegman LLP is not required by the By-Laws of the Company, the Board is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the Audit Committee will not be bound to seek other independent registered public accountant for 2006, but the selection of other independent registered public accountants will be considered in future years.

Audit and Other Fees Paid to Marcum & Kliegman LLP

As discussed above, Marcum & Kliegman LLP was engaged as the Company’s independent registered public accounting firm effective as of October 24, 2005. The following table presents fees billed by Marcum & Kliegman LLP for professional services rendered for the interim period from October 24, 2005 through December 31, 2005.

Services Rendered	Interim Period October 24 - December 31, 2005

Audit Fees	$29,000
Audit-Related Fees	$--
Tax Fees	$--
All Other Fees	$--

Audit and Other Fees Paid to BDO Seidman, LLP

As discussed above, BDO Seidman, LLP resigned as the Company’s independent registered public accounting firm effective as of October 24, 2005. The following table presents fees billed by BDO Seidman, LLP for professional services rendered in the fiscal year ended December 31, 2004 and the interim period from January 1, 2005 through October 24, 2005.

Services Rendered	Interim Period January 1 - October 24, 2005	Fiscal 2004

Audit Fees	$237,500	$196,463
Audit-Related Fees	$36,500	$35,060
Tax Fees	$101,212	$61,300
All Other Fees	$--	$--

Audit Fees

The audit fees are billed for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents to incorporate audited financial statements into registration statements related to the Company’s employee benefit plans, and assistance with earnings announcements on Form 8-K.

Audit-Related Fees

The audit-related fees for fiscal years 2004 and 2005 consisted principally of audits of the Company’s pension and 401(k) plans.

Tax Fees

Tax fees for fiscal years 2004 and 2005 consisted principally of preparing the Company’s U.S. federal and state income tax returns, preparing tax returns for certain executive officers of the Company and assisting the Company in the preparation of certain amended federal returns and carryback claims.

The Audit Committee has reviewed the non-audit services currently provided by the Company’s independent auditors and has considered whether the provision of such services is compatible with maintaining the independence of such independent auditors. Based on such review and consideration, the Audit Committee has determined that the provision of such non-audit services is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policy for Services by Independent Registered Public Accountants

The Audit Committee has implemented pre-approval policies and procedures for the engagement of the Company’s independent registered public accountants for both audit and permissible non-audit services. Under these policies and procedures, all services provided by the independent registered public accountants must either (i) be approved by the Audit Committee prior to the commencement of the services, (ii) relate to assisting the Company with tax audits and appeals before a taxing authority or be services associated with periodic reports or registration statements filed by the Company with the Commission, all of which services are pre-approved by the Audit Commmittee, or (iii) be a de minimis non-audit service (as described in Rule 2-01(c)(7)(C) of Regulation S-X) that does not have to be pre-approved as long as management promptly notifies the Audit Committee of such service and the Audit Committee approves it prior to the service being completed. Within these parameters, the Audit Committee annually approves the scope and fees payable for the year end audit, statutory audits and employee benefit plans to be performed by the independent registered public accountants for the next fiscal year. The Audit Committee has also delegated pre-approval authority for permissible non-audit services to the Chairman of the Audit Committee. Any approvals of non-audit services made by the Chairman of the Audit Committee are then reported by him at the next Audit Committee meeting. All of the services provided by Marcum & Kliegman LLP or BDO Seidman, LLP during fiscal year 2005 were approved in accordance with the Company’s pre-approval policies and procedures.

Recommendation of the Board Concerning the Ratification of Appointment of Independent Registered Public Accountants

The Board of Directors of the Company recommends that stockholders vote FOR the ratification of the appointment of Marcum & Kliegman LLP as the Company’s independent registered public accountants for the 2006 fiscal year. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

OTHER BUSINESS

Management knows of no other matters that will be presented at the Annual Meeting of Stockholders. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS

Director Nominations at the 2006 Annual Meeting

The Company’s bylaws require advanced notice of any stockholder proposal for nomination for the election of a director. Notice of any such stockholder proposal must be received by the Company’s Secretary at One Jake Brown Road, Old Bridge, New Jersey 08857 not less than sixty (60) days prior to the date of the scheduled annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date, however, if less than seventy (70) days’ notice of the date of the scheduled annual meeting is given, then to be timely, such notice must be received not later than the close of business on the tenth (10th) day following the date notice of the scheduled annual meeting was mailed. Accordingly, any stockholder who wishes to have a director nomination considered at the 2006 Annual Meeting must deliver notice to the Secretary no later than the close of business on May 5, 2006. Any proposal received after such date will be considered untimely.

Stockholder Proposals for Inclusion in 2007 Proxy Statement

Stockholder proposals intended to be included in the Company’s proxy statement for presentation at the 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company’s Chief Financial Officer at One Jake Brown Road, Old Bridge, New Jersey 08857 on or before December 26, 2006, to be eligible for inclusion in such proxy statement.

Shareholder Proposals for Presentation at the 2007 Annual Meeting

Other than a proposal for nomination for the election of a director which is subject to the advance notice requirements described above, if notice of a stockholder proposal intended to be presented at the 2007 Annual Meeting of Stockholders is not received by the Company on or before March 11, 2007 (whether or not the stockholder wishes the proposal to be included in the proxy statement for such annual meeting), the Company (through management proxy holders) may exercise discretionary voting authority on such proposal when and if the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO ERIC SKOLNIK, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors

James A. Luksch
Chairman of the Board and
Chief Executive Officer

Date: April 25, 2006
Old Bridge, New Jersey

ANNUAL MEETING OF STOCKHOLDERS OF
BLONDER TONGUE LABORATORIES, INC.

May 24, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

■  Please detach along perforated line and mail in the envelope provided.  ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of two Class II Directors to hold office until the 2009 Annual Meeting of Stockholders or until their successors have been elected and qualified.		2. Proposal to ratify the appointment of Marcum & Kliegman LLP as the independent registered public accountants for the fiscal year ending December 31, 2006.	FOR AGAINST ABSTAIN
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Nominees: ¡ Robert J. Pallé, Jr. ¡ Gary P. Scharmett	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is made on this Proxy Card, this Proxy will be voted FOR the election of all nominees to serve as Class II Directors, FOR proposal 2 and in accordance with the instructions of the Board of Directors on all other matters which may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Address: _______________________________________________________
                 _______________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature		Dated:	, 2006
Signature if held jointly

NOTE:
Please sign exactly as name appears above. When shares are held by joint tenants, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership’s name by authorized person.

BLONDER TONGUE LABORATORIES, INC.

One Jake Brown Road

Old Bridge, NJ 08857

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 24, 2006

This Proxy is being solicited on behalf of the Board of Directors

The Undersigned hereby appoints James A. Luksch and Robert J. Pallé, Jr., and either of them (with full power to act alone), as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this Proxy Card, all shares of Common Stock of Blonder Tongue Laboratories, Inc. (the “Company”) held of record by the undersigned on the record date of March 31, 2006, at the Annual Meeting of Stockholders to be held on May 24, 2006 and at any postponements or adjournments thereof, all as in accordance with the Notice of Annual Meeting of Stockholders and Proxy Statement furnished with this Proxy.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)